UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCHSTONE-SMITH TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

[Note: This filing relates to a proposed acquisition of Archstone-Smith Trust (“Archstone-Smith”) by an entity jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., pursuant to an agreement and plan of merger dated as of May 28, 2007, as amended by amendment thereto dated as of August 5, 2007. The following is an e-mail that was circulated to Archstone-Smith’s employees providing an update on the proposed merger.]

We wanted to provide an update on the Tishman Speyer transaction since the last time we communicated formally.  Overall, the transaction continues to proceed on track.  Specifically:

•                  In June, Scot Sellers and Tishman Speyer’s senior managing director, Rob Speyer, addressed associates and answered questions at Archstone-Smith’s annual meeting in Colorado Springs.  Key points from the discussion were that Archstone-Smith would continue to operate after the closing of the transaction as a separate entity with its own standalone corporate structure.  The corporate headquarters would remain in Denver.

•                  In July, Archstone-Smith mailed a proxy statement to our shareholders which included information they need to make a decision whether to vote for or against the transaction.

•                  The shareholder vote has been scheduled to occur at a special shareholder meeting on August 21 in Denver.   If you own shares of the company through the 401(k) plan or another vehicle, don’t forget to return your proxy vote on the proposed transaction. If you do not return your proxy by August 21, it will count as a vote against the transaction.  We heard this week that Institutional Shareholder Services (ISS) which is the largest service providing proxy and shareholder voting recommendations for shareholders is recommending shareholders vote to approve the transaction.

•                  Assuming a majority of shareholders follow the recommendation of Archstone-Smith’s board of trustees and vote to approve the transaction on August 21, the transaction is expected to close on or about October 5 if all other conditions for closing have been met, including, among other things, compliance with European antitrust regulations and the approval of the Archstone-Smith merger by the affirmative vote of the holders of at least a majority of Archstone-Smith’s outstanding common shares.

We recognize that people are eager for more details. Please be assured that we’ll share information as soon as we can in the days and weeks following the special shareholder meeting and the transaction closing.

We ask that you continue to share your questions and concerns with your manager or Human Resources representative. We have also set up a special email address (transaction_questions@archstonesmith.com) so that you can send us your questions on-line if preferred.  We want to know what the “hot buttons” are in order that we address them as soon as we can provide more information.

Finally, on behalf of our new partners at Tishman Speyer and Lehman Brothers, we want to extend our thanks and appreciation to our field and corporate associates who have been asked to provide information, host property tours and pitch in to support the transaction.  Even though it is one of the busiest leasing times of the year in many of our markets, our associates have met the challenge with a fantastic attitude — thanks for all that you do!

Safe Harbor Statement

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates and projections about the industry, markets in which Archstone-Smith operates, management’s beliefs, assumptions made by management and the transactions described in this press release. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of pending legal proceedings instituted against Archstone-Smith, its trustees and certain members of management; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, compliance with European anti-trust regulations, and the effectiveness of the registration statement relating to the issuance of Series O Preferred Units in the operating trust merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (7) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth under “Risk Factors” in Archstone-Smith’s 2006 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Archstone-Smith Trust. On July 13, 2007, Archstone-Smith Trust filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  The proxy statement was mailed on or about July 14, 2007 to Archstone-Smith Trust shareholders of record as of the close of business on July 12, 2007. Archstone-Smith Trust urges investors and shareholders to read the proxy statement and any other relevant documents filed by Archstone-Smith Trust with the SEC because they will contain important information.

The definitive proxy statement and other documents filed with the SEC are available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Archstone-Smith Trust are available free of charge on the investor relations portion of Archstone-Smith Trust’s website at www.archstonesmith.com, or by contacting Investor Relations, Archstone-Smith Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112 (telephone: 1-800-982-9293).

Archstone-Smith Trust and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the transaction. The names of Archstone-Smith Trust’s trustees and executive officers and a description of their interests in Archstone-Smith Trust is set forth in the definitive proxy statement for its annual meeting of shareholders, which was filed with the SEC on April 11, 2007. Investors and shareholders can obtain updated information regarding the direct and indirect interests of Archstone-Smith Trust’s trustees and executive officers in the Archstone-Smith Trust merger by reading the definitive proxy statement related to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.